UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement

On May 19, 2026, Curtiss-Wright Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) evidencing a new syndicated $1 billion revolving credit facility (the “Credit Facility”). The Credit Agreement was entered into by and among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The obligations under the Credit Facility are guaranteed by certain other subsidiaries of the Company.

The Credit Facility, which matures on May 19, 2031, replaces the Company’s existing $750 million revolving credit facility under its existing Credit Agreement, entered into May 17, 2022, by and among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Terminated Credit Facility”), which was terminated concurrent with the Company’s entry into the Credit Facility. The Terminated Credit Facility was scheduled to mature on May 17, 2027. No early termination penalties or fees were incurred by the Company as a result of the termination of the Terminated Credit Facility. Certain letters of credit issued and outstanding under the Terminated Credit Facility remain outstanding and are deemed issued under the Credit Facility.

The Company plans to use the credit facility for general corporate purposes, which may include the funding of possible future acquisitions or supporting internal growth initiatives. Revolving loans under the Credit Facility may be borrowed, repaid and re-borrowed. Up to $200 million of the borrowing capacity under the Credit Facility may be used for letters of credit. The Credit Agreement also permits the Company to add incremental term loans to the Credit Facility or to increase the revolving credit commitments thereunder in an aggregate amount (for both incremental term loans and additional revolving credit commitments) not to exceed $500 million, provided that issuance of any such incremental term loan or any such increase in commitments is subject to the discretion of any lenders that may elect to participate in the same.

Borrowings under the Credit Facility are subject to customary conditions to borrowing and may be denominated in U.S. dollars or certain foreign currencies. Borrowings under the Credit Facility may be, at the election of the Company, (i) Term Benchmark loans, which shall bear interest at a rate per annum equal to the applicable Term Benchmark rate (determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted STIBOR Rate, the Adjusted CIBOR Rate or the Adjusted TIBOR Rate, as applicable, and as described in further detail in the Credit Agreement) plus the Applicable Rate for Term Benchmark loans (ranging from 0.675% to 1.225%), (ii) Base Rate Loans or Swing Line Loans, which shall each bear interest at a rate per annum equal to, for any day, the greatest of (a) the Prime Rate for such day, (b) the NYFRB Rate for such day plus .50%, or (c) Adjusted Daily Term SOFR for a one-month tenor plus 1.00%, plus in each case the applicable rate for base rate loans (ranging from 0% to 0.225%), (iii) RFR Loans, which shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR (determined by reference to SONIA, SARON, Daily Simple SOFR, and, in certain instances, Daily Simple SOFR, as applicable, and as described in further detail in the Credit Agreement) plus the Applicable Rate for RFR Loans (ranging from 0.675% to 1.225%), or (iv) Adjusted Daily Term SOFR Rate Loans, which shall bear interest at a daily fluctuating rate equal, on each applicable day, to the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day, plus the Applicable Rate for Adjusted Daily Term SOFR Rate Loans (ranging from 0.675% to 1.225%). The Applicable Rate will be determined based on the Company’s consolidated leverage ratio. Capitalized terms in this paragraph are used as defined in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including, among other things, limitations on the Company and its subsidiaries’ granting of liens, incurrence of indebtedness, disposition of assets, and entry into mergers and similar transactions. The Credit Agreement also contains financial covenants that require the Company to maintain a consolidated interest coverage ratio and a consolidated leverage ratio. A breach of any of these representations and warranties or a violation of any of these covenants could result in an event of default under the Credit Agreement. Upon the occurrence of such an event of default, or certain other customary events of default set forth in the Credit Agreement, the administrative agent may accelerate payment of any outstanding amounts under the Credit Facility, require cash collateralization of any obligations with respect to outstanding letters of credit, or terminate their commitments to extend further credit.

The foregoing is a summary of certain terms of the Credit Agreement. It is not complete, and it does not address all material terms of the Credit Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Terminated Credit Facility is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and the Credit Facility is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On May 20, 2026, the Company issued a press release announcing its entrance into the new Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 10.1 - Credit Agreement dated as of May 19, 2026 among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

Exhibit 99.1 – Press Release dated May 20, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Executive Vice President and Chief Financial Officer

Date: May 20, 2026